EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 10, 2011, accompanying the consolidated financial statements of Bioheart, Inc. and Subsidiaries (a Development Stage Company), included in the Annual Report on Form 10-K, filed on May 10, 2011, which is incorporated by reference in this Registration Statement on Form S-8.  We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

August 2, 2011